Exhibit 99.2

Q2 2015 Earnings Summary August 5, 2015 ™ Trademark of Trinseo S.A. or its affiliates

Introductions & Disclosure Rules 2 Disclosure Rules Cautionary Note on Forward-Looking Statements. This presentation contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward- looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 under Part I, Item 1A — “Risk Factors” and elsewhere in that report . As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including Adjusted EBITDA, Adjusted EBITDA excluding inventory revaluation, Adjusted Net Income (loss), and Adjusted EPS - Diluted. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance. We have provided a reconciliation of these measures in the Appendix section of this presentation. Introductions Chris Pappas, President & CEO John Feenan, Executive Vice President & CFO David Stasse, Vice President, Treasury & Investor Relations

Sustainability Highlights 2014 3

Trinseo Overview

TRINSEO

Q2'15 Net Sales: $1,029MM
Q2'15 Adj EBITDA: $151MM
Q2'15 Adj EBITDA ex Reval: $122MM
Q2'15 Adj EPS: $1.61

Performance Materials
Net Sales: $548MM
Adj EBITDA: $55MM
Adj EBITDA ex Reval: $48MM

Latex
Net Sales: $248MM
Adj EBITDA: $15MM

- 6% YoY volume growth
- Significant negative price lag
- Return to normalized EBITDA levels in second half
- Price increases announced
- Cost initiatives under review

Synthetic Rubber
Net Sales: $115MM
Adj EBITDA: $18MM

- 8% YoY volume growth
- Turnaround / outage impacts
- Return to normalized EBITDA levels in second half

Performance Plastics
Net Sales: $185MM
Adj EBITDA: $21MM

- 2% YoY volume growth
- 11% EBITDA margin
- Anticipate similar EBITDA levels in second half

Basic Plastics & Feedstocks
Net Sales: $480MM
Adj EBITDA: $122MM
Adj EBITDA ex Reval: $99MM

- Strong styrene margins driven by continued S/D tightening and planned outages
- Tighter polycarbonate market
- Americas Styrenics
  - $41MM equity earnings
  - $30MM dividend

Supply / Demand Improvements Driving Higher Operating Rates and Margins in BP&F
Performance Materials Second Half Adj EBITDA Similar at $140MM to $150MM

Note: Division and Segment Adjusted EBITDA excludes Corporate Segment Adjusted EBITDA of ($25)MM. Totals may not sum due to rounding.

4

Financial Review John Feenan EVP & CFO

Trinseo Quarterly Results 6 Record Adjusted EBITDA and Adjusted Net Income $MM $MM $77 $62 $104 $151 $122 $0 $25 $50 $75 $100 $125 $150 $175 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Adj EBITDA ex. Inv Reval $339 $304 $326 $395 $440 $125 $175 $225 $275 $325 $375 $425 $475 Q2'14 LTM Q3'14 LTM Q4'14 LTM Q1'15 LTM Q2'15 LTM LTM Adj EBITDA ex. Inv Reval

Key Points Highest quarterly volume in three years First half carpet volume up 9% vs prior year Adj EBITDA significantly impacted by price lag Latex 7 $MM NOTE: Totals may not sum due to rounding. Volume in millions of pounds. 312 305 295 Revenue Bridge Revenue Bridge Volume Price FX Total YoY 6% (22)% (7)% (23)% QoQ 2% 4% (2)% 4%

Key Points SSBR volume up 16% YoY Record enhanced SSBR volume Q2 Adj EBITDA impacted by turnaround Synthetic Rubber 8 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. $MM 153 162 142 Revenue Bridge Volume Price FX Total YoY 9% (26)% (13)% (30)% QoQ (5)% (1)% (5)% (11)%

Key Points Volume growth in all end markets 9% YoY volume growth in Consumer Essentials Markets (CEM) Consumer electronics, lighting, electrical, medical Auto remains solid ex LatAm Performance Plastics 9 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. $MM Revenue Bridge Volume Price FX Total YoY 3% (8)% (7)% (12)% QoQ 0% (4)% (2)% (6)% 150 147 150

Key Points Polycarbonate margins increased ~ $150 / mt vs Q1 Operating rates exceed 80% High styrene margins continued through Q2 Strong Q2 Americas Styrenics equity income of $41 million Basic Plastics & Feedstocks 10 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. Adjusted EBITDA includes earnings and losses from equity affiliates (Americas Styrenics & Sumika Styron). Volume Segment Polymers $MM 793 585 Revenue Bridge Revenue Bridge Volume Price FX Total YoY (5)% (11)% (10)% (26)% QoQ (9)% 18% (4)% 6% 708 557 743 584

Balance Sheet and Cash Flow 11 Liquidity ($MM) Net Leverage(3) (1) Free Cash Flow = cash from operating activities + cash from investing activities – change in restricted cash. 2014 value of $81MM excludes approximately $56MM of termination fees for Latex JV Option and Bain Advisory Agreement. (2) A/R Securitization facility commitment of $200MM ($147MM available at Q2’15) and Revolving Credit facility commitment of $325MM ($313MM available) at Q2’15. NOTE: Totals may not sum due to rounding. (3) Net Leverage = LTM Adjusted EBITDA / (Total Debt – Cash & Cash Equivalents) Summary Q2 free cash flow of $87 million excluding $69 million of call premium from refinancing $30 million dividend from Americas Styrenics in Q2 Net leverage below 3.0x Unused Borrowing Facilities(2) Cash & Cash Equivalents Free Cash Flow ($MM) (1) $81 Call premium related to refinancing $170 $692 4.8x 4.1x 3.8x 2.8x 2012 2013 2014 LTM Q2'15 $77 $170 $25 $101 $56 $69 2012 2013 2014 LTM Q2 '15 $231 $461 Q2'15

Second Half Expectations Chris Pappas President & CEO

Performance Materials Bridge 13 Rubber turnaround includes impacts for inventory build/draw and cost Price lag was negative impact in Q2 Expect second half similar to first half ($140MM - $150MM) Adjusted EBITDA excluding inventory revaluation ($MM) 48 70 - 75 Q2 Rubber Turnaround Price Lag Other Q3

Styrene Moving to Structurally Strong Margins 14 Styrene Ethylene Benzene SM Margin Source: IHS/Trinseo. (1) Styrene: W. Europe Contract Monthly Market (Delivered W. Europe); Benzene: 50% W. Europe Spot Avg (CIF NW Europe / Basis ARA) and 50% W. Europe Contract – Market (FOB/CIF W. Europe); Ethylene: W. Europe Contract – Market Pipeline (Delivered W. Europe). Western Europe Margin Western Europe Styrene Margins Q2 to Q3 $(125)/MT Increasing operating rates drive: Positive trend over last four years More frequent spikes Higher lows 0 100 200 300 400 500 600 Jan-12 Mar-12 May-12 Jul-12 Sep-12 Nov-12 Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 USD/MT 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Feb-13 Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Sep-13 Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Styrene Margin - USD/MT USD/MT

Increasing Margins with Operating Rate (1) Polycarbonate Rebounding Strongly 15 Source: (1) IHS/Trinseo; (2) Frost & Sullivan Increasing Operating Rate Operating Rates Driving Margin Expansion Operating Rates currently over 80% Will continue to increase as demand outpaces supply Price increases announced for Q3 $776 $174 $266 $228 $533 78% 76% 75% 77% 80%+ 2011 2012 2013 2014 2015 Global Operating Rates W Europe Margin USD/MT Western Europe Margin Global Op Rates

Second Half 2015 Expectations 16 Performance Materials Synthetic Rubber Latex Performance Plastics Minimal price lag impact Consistent volumes Price increases announced Cost initiatives under review Very strong high-performance tire market Continued favorable mix shift Steady performance Modest YoY volume growth Basic Plastics & Feedstocks Corporate Moderating, but still historically strong styrene margins Continued increasing PC margins Solid JV performance $230MM - $245MM 2nd Half Adj EBITDA / $2.15 - $2.40 2nd Half Adj EPS $45 - $50 $55 - $60 ~$40 $130 - $145 Adj EBITDA ($MM) Consistent with recent levels ~$(45)

Very Weak Very Weak OK Solid 17 Trinseo Value Progression Adj EBITDA ($MM) (1) (1) 2012 to 2014 data is Adjusted EBITDA excluding inventory revaluation; 2015 data is Adjusted EBITDA 2013 and 2014 Adjusted EBITDA ex. inventory reval was $318 million and $326 million, respectively Portfolio Styrene Margin PC Margin JV Performance Perf Materials Rebounding Very Weak Rebounding Solid Sustained Strength Recovering Strong Solid Actions Costs CapEx Cap Structure Control Control 144A Bonds / IPO Control Control Chem Public Co Reduce Cut LBO 217 ~320 490 - 505 2012 2013/14 2015

Q&A

Appendix

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'13	Q2'13	Q3'13	Q4'13	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	2013	2014
Net Income (Loss)	**(9.7)**	**(28.1)**	**4.9**	**10.6**	**17.1**	**(44.6)**	**(10.1)**	**(29.7)**	**37.7**	**0.8**	**(22.2)**	**(67.3)**
Interest expense, net	32.3	33.7	32.9	33.1	32.8	32.6	30.1	29.4	28.9	25.6	132.0	124.9
Provision for (benefit from) income taxes	(0.1)	2.2	6.0	13.8	12.8	5.5	3.7	(2.1)	17.9	7.5	21.8	19.7
Depreciation and amortization	23.9	24.0	23.2	24.2	23.7	27.1	27.8	24.9	22.5	21.7	95.2	103.7
EBITDA	**46.4**	**31.8**	**67.0**	**81.7**	**86.4**	**20.6**	**51.5**	**22.5**	**107.0**	**55.6**	**226.8**	**181.0**
Loss on extinguishment of long-term debt	20.7	-	-	-	-	-	7.4	-	-	95.2	20.7	7.4
Other non-recurring items	1.1	-	-	(0.4)	-	32.5	1.9	3.9	1.3	0.6	0.8	38.4
Restructuring and other charges	-	6.5	2.6	1.8	0.5	2.1	0.8	6.6	0.5	(0.1)	10.8	10.0
Net (gains) / losses on dispositions of businesses and assets	-	3.2	1.0	-	-	-	-	(0.6)	-	-	4.2	(0.6)
Fees paid pursuant to advisory agreement	1.2	1.2	1.2	1.2	1.2	24.2	-	-	-	-	4.7	25.4
Asset impairment charges or write-offs	-	0.7	-	9.2	-	-	-	-	-	-	9.9	-
Adjusted EBITDA	**69.4**	**43.4**	**71.8**	**93.5**	**88.1**	**79.4**	**61.6**	**32.4**	**108.8**	**151.3**	**277.9**	**261.6**
Inventory Revaluation	(0.2)	26.2	26.4	(12.0)	(5.6)	(2.6)	0.8	71.8	42.1	(29.4)	40.4	64.4
Adjusted EBITDA Ex Inv Reval	**69.3**	**69.6**	**98.2**	**81.5**	**82.5**	**76.8**	**62.3**	**104.2**	**150.9**	**121.9**	**318.3**	**326.0**
Adjusted EBITDA to Adjusted Net Income												
Adjusted EBITDA	**69.4**	**43.4**	**71.8**	**93.5**	**88.1**	**79.4**	**61.6**	**32.4**	**108.8**	**151.3**	**277.9**	**261.6**
Interest expense, net	32.3	33.7	32.9	33.1	32.8	32.6	30.1	29.4	28.9	25.6	132.0	124.9
Provision for (benefit from) income taxes - Adjusted	4.9	3.9	5.2	14.4	12.0	10.1	5.4	1.8	18.3	25.5	28.4	29.4
Depreciation and amortization - Adjusted	23.9	23.9	23.2	24.2	23.7	25.8	25.6	24.5	22.3	21.6	95.2	99.6
Adjusted Net Income	**8.3**	**(18.1)**	**10.5**	**21.8**	**19.6**	**10.9**	**0.5**	**(23.3)**	**39.3**	**78.6**	**22.3**	**7.7**
Wtd Avg Shares - Diluted (000)	*37,270*	*37,270*	*37,270*	*37,270*	*37,270*	*38,912*	*48,770*	*48,770*	*48,851*	*48,907*	*37,270*	*43,476*
Adjusted EPS - Diluted ($)	*0.22*	*(0.49)*	*0.28*	*0.58*	*0.53*	*0.28*	*0.01*	*(0.48)*	*0.80*	*1.61*	*0.60*	*0.18*
Adjustments by Statement of Operations Caption												
Loss on extinguishment of long-term debt	*20.7*	*-*	*-*	*-*	*-*	*-*	*7.4*	*-*	*-*	*95.2*	*20.7*	*7.4*
Selling, general and administrative expenses	*1.2*	*8.4*	*3.8*	*12.2*	*1.7*	*26.3*	*2.7*	*10.5*	*1.8*	*0.5*	*25.5*	*41.3*
Other expense (income), net	*1.1*	*3.2*	*1.0*	*(0.4)*	*-*	*32.5*	*-*	*(0.6)*	*-*	*-*	*4.9*	*31.9*
Total EBITDA Adjustments	***23.0***	***11.6***	***4.8***	***11.8***	***1.7***	***58.8***	***10.1***	***9.9***	***1.8***	***95.7***	***51.1***	***80.6***

NOTE: Totals may not sum due to rounding.

20

Selected Segment Information 21 NOTE: Totals may not sum due to rounding. (in $millions, unless noted) Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 2013 2014 Latex 307 305 310 288 299 295 309 289 305 312 1,210 1,193 Synthetic Rubber 137 125 128 133 155 142 136 135 162 153 523 568 Performance Plastics 140 150 145 144 144 147 145 145 150 150 579 581 Performance Materials 584 580 583 566 598 584 591 569 617 616 2,312 2,342 Basic Plastics & Feedstocks 727 731 699 652 746 743 725 654 793 708 2,810 2,867 Trade Volume (MMLbs) 1,311 1,311 1,282 1,218 1,344 1,327 1,315 1,223 1,411 1,323 5,122 5,210 Latex 357 345 332 308 326 321 328 286 238 248 1,341 1,261 Synthetic Rubber 176 156 142 148 177 165 155 137 129 115 622 634 Performance Plastics 196 208 201 203 202 210 208 202 197 185 808 821 Performance Materials 729 709 675 658 705 695 691 624 565 548 2,771 2,716 Basic Plastics & Feedstocks 663 652 634 587 654 645 614 498 454 480 2,536 2,412 Net Sales 1,392 1,362 1,309 1,245 1,359 1,341 1,305 1,122 1,018 1,029 5,307 5,128 Latex 27 29 27 24 26 27 26 18 21 15 106 97 Synthetic Rubber 31 28 13 42 43 37 27 30 26 18 113 137 Performance Plastics 13 10 17 21 17 17 19 16 25 21 62 69 Performance Materials 71 67 56 87 87 81 72 65 73 55 281 304 Basic Plastics & Feedstocks 11 8 52 33 23 16 4 (12) 59 122 103 31 Corporate (13) (31) (37) (27) (21) (17) (15) (20) (23) (25) (107) (73) Adjusted EBITDA 69 43 72 93 88 79 62 32 109 151 278 262 Performance Materials 71 77 79 77 82 80 73 85 93 48 304 319 Basic Plastics & Feedstocks 11 23 56 31 22 13 4 40 81 99 121 79 Corporate (13) (31) (37) (27) (21) (17) (15) (20) (23) (26) (107) (73) Adjusted EBITDA excl Inv Reval 69 70 98 81 83 77 62 104 151 122 318 326 Basic Plastics & Feedstocks 3 9 15 12 15 5 9 18 37 41 39 48 Equity in earnings (losses) of affiliates 3 9 15 12 15 5 9 18 37 41 39 48